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                                  EXHIBIT 4.5


                                   VMX, INC.

                             1989 STOCK OPTION PLAN



         I.      PURPOSES OF THE PLAN

                 A. The VMX, Inc. 1989 Stock Option Plan (the "Plan") is intended to promote the interests of VMX, Inc., a Delaware corporation (the "Company"), by providing a method whereby those employees (including officers and directors who are employees) of the Company (or its parent or subsidiary corporations) responsible for the management, growth and financial success of the Company (or its parent or subsidiary corporations) may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and continue to render services to the Company (or its parent or subsidiary corporations).

                 B. The Plan is also intended to consolidate the provisions of the three pre-existing stock option plans of the Company listed below (the "Predecessor Plans") into a single successor plan document and to combine into one aggregate share pool the number of shares of the Company's common stock which would otherwise be issuable separately under each of the following Predecessor Plans:

                            (i)   the 1981 ECS Stock Option Plan,

                           (ii)   the 1983 Stock Option Plan, and

                          (iii)   the 1986 Stock Option Plan

                 C. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:

                            (i) Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                           (ii) Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
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         II.     ADMINISTRATION OF THE PLAN

                 A. The Plan shall be administered by the Company's Board of Directors (the "Board"). The Board, however, may at any time appoint one or more committees (each separately referred to as the "Committee") of two (2) or more members and delegate to each such Committee one or more administrative functions under the Plan. To the extent one or more such Committees are appointed, at least one of such Committees (the "Primary Committee") shall be comprised of at least three (3) members of the Board and shall have the sole and exclusive authority to make option grants to employees of the Company or its parent or subsidiary corporations who are at the time either officers or members of the board of directors of the Company or any parent corporation. No member of the Primary Committee while serving as such shall be (nor during the one- year period immediately preceding his/her appointment to the Primary Committee shall have been) eligible to receive option grants or stock awards under this Plan or any other stock option, stock purchase, stock bonus or other stock plan of the Company or its parent or subsidiary corporations, except for the periodic option grants to which such member may be entitled pursuant to the Company's Restated 1989 Non-Statutory Stock Option Plan.

                 B. Members of each Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of any Committee and reassume all powers and authority previously delegated to the Committee. However, for any and all periods during which the majority of the Board is not comprised of individuals who qualify as disinterested persons within the meaning of paragraph (d)(3) of Rule l6b-3 of the Securities and Exchange Commission (or any successor rule), as such term is interpreted from time to time, the Primary Committee shall have the sole and exclusive authority to make discretionary option grants under the Plan to employees of the Company or its parent or subsidiary corporations who are at the time members of the board of directors of the Company or any parent corporation.

                 C. The Plan Administrator (the Board or any Committee, to the extent such Committee is at the time responsible for the administration of the Plan) shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option.

         III.    ELIGIBILITY FOR OPTION GRANTS

                 A. The persons eligible to receive option grants under the Plan shall be limited to those employees (including officers and directors who are employees) of the Company (or its parent or subsidiary corporations) who contribute to the management, growth and financial success of the Company (or its parent or subsidiary corporations) or who may reasonably be anticipated to contribute to such management, growth and success in the future.

                 B. The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Plan, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422A of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to be outstanding.





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         IV.     STOCK SUBJECT TO THE PLAN

                 A. The stock issuable under the Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock, par value $0.05 per share. The aggregate number of shares which may be issued over the term of the Plan shall not exceed 3,809,975 shares.1 Since this Plan is designed to supersede the Predecessor Plans, no further shares of Common Stock shall be issued, from and after the effective date of this Plan, under (i) the 1981 ECS Stock Option Plan, (ii) the 1983 Stock Option Plan or (iii) the 1986 Stock Option Plan. Any and all shares of Common Stock issuable pursuant to options outstanding under such Predecessor Plans as of the effective date of this Plan shall, upon the exercise of such options, be issued under this Plan and shall accordingly reduce, on a one-for-one basis, the number of shares of Common Stock thereafter issuable under this Plan.

                 B. Should an option expire or terminate for any reason prior to exercise or surrender in full (including options cancelled in accordance with the cancellation-regrant provisions of Section VIII of the
Plan), the shares subject to the portion of the option not so exercised or surrendered shall be available for subsequent option grants under the Plan. Shares subject to any option or portion thereof surrendered in accordance with
Section IX of the Plan and shares repurchased by the Company pursuant to its repurchase rights under the Plan shall not be available for subsequent option grants under the Plan.

                 C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the aggregate number of shares issuable under the Plan and (ii) the number of shares and price per share of the Common Stock subject to each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

         V.      TERMS AND CONDITIONS OF OPTIONS

                 Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the discretion of the Plan Administrator, be either Incentive Options or nonstatutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section VI.

                 1.       Option Price.

                 A. The option price per share shall be fixed by the Plan Administrator; provided, however, that in no event shall the option price per share be less than one-hundred percent (100%) of the fair market value per share of Common Stock on the date of the option graft.





____________________

        1    Represents  the  sum of  (i)  the  aggregate number  of shares available, as of August 10, 1989, for issuance under the Predecessor Plans, including the 275,400-share increase authorized this date under the 1986 Stock Option Plan, plus (ii) the additional 900,000 shares authorized for issuance under this Plan.


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                 B.       The option price shall become immediately due upon
exercise of the option and shall, subject to the provisions of Section X and the instrument evidencing the grant, be payable in one of the alternative forms specified below:

                            (i)   full payment in cash or cash equivalents; or

                           (ii) full payment in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below); or

                          (iii) payment through a combination of shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or cash equivalents, equal in the aggregate to the option price.

                 For purposes of this subparagraph B, the Exercise Date shall be the first date on which the Company shall have received both written notice of the exercise of the option and payment of the option price for the purchased shares.

                 C. The fair market value per share of Common Stock on any relevant date under subparagraph A or B above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

                            (i) If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded in the over-the-counter market, the fair market value shall be the closing bid price (or, if available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such price is reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there is no reported closing bid price (or closing selling price) for the Common Stock on the date in question, then the closing bid price (or closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

                           (ii) If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                 2.       Term and Exercise of Options.

                 Each option granted under the Plan shall be exercisable and shall vest at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option; provided, however, that no such option shall have a maximum term in excess of ten (10) years from the grant date.





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                 3.       Transferability of Options

                 A. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution.

                 B. Any attempted sale, pledge, assignment, hypothecation or other transfer of the option contrary to the provisions of the Plan and any levy of execution, attachment or similar process upon the option shall be null and void and without force or effect.

                 C. No transfer of the option by will or the laws of descent and distribution shall be effective to bind the Company unless there is furnished to the Plan Administrator written notice thereof and an authenticated copy of the will and such other evidence as the Plan Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the instruments evidencing such option.

                 4.       Termination of Service

                 A. Should an optionee (i) cease to remain in Service for any reason (including death or permanent disability) while the holder of one or more outstanding options under the Plan or (ii) die within three (3) months after cessation of Service, then such option or options shall not remain exercisable for more than a thirty-six (36) month period (or such shorter period determined by the Plan Administrator and specified in the instrument evidencing the grant) following the latter of (i) the date of such cessation of Service or (ii) the date of the optionee's death. Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term. Each such option shall, during such thirty-six (36) month or shorter period, be exercisable only to the extent of the number of shares (if any) for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of such thirty-six (36) month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

                 B. To the extent any option remains exercisable, in accordance with subparagraph A. above, for one or more option shares following the optionee's death, such option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur prior to the earlier of (i) thirty-six (36) months following the date of the optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

                 C. Should (i) the optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or should (ii) the optionee make or attempt to make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its parent or subsidiary corporations, then in any such event all outstanding options held by the optionee under the Plan shall terminate and cease to be exercisable immediately upon such termination of Service or such unauthorized use or disclosure of confidential or secret information or attempt thereat.

                 D. Notwithstanding subparagraph A above, the Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at the time the optionee ceases Service, to





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establish as a provision applicable to the exercise of one or more options granted under the Plan that during the limited period of exercisability provided under subparagraph A above, the option may be exercised not only with respect to the number of shares for which it is exercisable at the time of the optionee's cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

                 E.       For purposes of the foregoing provisions of this
Section V.4 (and for all other purposes under the Plan):

                            (i) The optionee shall be deemed to remain in Service for so long as such individual renders services on a periodic basis to the Company (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor.

                           (ii) The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiary corporations.

                          (iii) The term permanent disability shall have the meaning assigned to such term in Section 22(e)(3) of the Internal Revenue Code.

                 5.       Stockholder Rights.

                 An optionee shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price and been issued a stock certificate for the purchased shares. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date such stock certificate is issued.

                 6.       Repurchase Rights.

                 One or more shares of Common Stock issuable under the Plan may, in the discretion of the Plan Administrator, be subject to repurchase in accordance with the following provisions:

                 A. The Company (or its assigns) may be granted the right, exercisable upon the optionee's cessation of Service, to repurchase at the option price any or all unvested shares of Common Stock acquired by an optionee under the Plan. Any such repurchase right shall be exercisable by the Company (or its assigns) upon such terms and conditions (including the establishment of the appropriate vesting schedule for the purchased shares) as the Plan Administrator may specify in the instrument evidencing such right.

                 B. The Company's repurchase rights may be assigned to any person or entity selected by the Plan Administrator, including one or more stockholders of the Company. If the selected assignee is other than a parent or subsidiary corporation of the Company, then that assignee must make a cash payment to the Company, at the time of the assignment, in an amount equal to the excess (if any) of the fair market value of the unvested shares subject to the assigned repurchase right over the aggregate repurchase price payable for such unvested shares.





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                 C.       All outstanding repurchase rights shall automatically
terminate, and all purchased shares under the Plan shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section VII. However, an outstanding repurchase right shall not so terminate and none of the purchased shares subject thereto shall so vest if (and to the extent): (i) such repurchase right is to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) the accelerated vesting of the shares subject to such repurchase right is precluded by other limitations imposed by the Plan Administrator at the time of the option grant.

         VI.     INCENTIVE OPTIONS

                 The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

                 A. Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value per share of Common Stock on the date of grant.

                 B. Sequential Exercise Rule. No Incentive Option granted prior to January 1, 1987 under the Predecessor Plans superseded by this Plan may be exercised while there remains outstanding (within the meaning of subsection (c)(7) of Section 422A of the Internal Revenue Code) any other pre-1987 Incentive Option which was granted at an earlier date to the optionee to purchase stock in the Company or in any other corporation which is on the date of grant of the later option either a parent or subsidiary corporation of the Company or a predecessor corporation of any of such corporations.

                 C. Dollar Limitation. The following dollar limitations shall be in effect for Incentive Options granted under the Plan:

                            (i) Pre-1987 Grants. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock which may be made the subject of Incentive Options granted under the Predecessor Plans (or any other option plan of the Company or its parent or subsidiary corporations) to any Employee in any one calendar year prior to the 1987 calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000), plus any unused Carryover to such pre-1987 calendar year. For purposes of the preceding limitation, the term "Carryover" means one-half (1/2) of the amount by which the sum of One Hundred Thousand Dollars ($100,000) exceeds the aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which the Employee was previously granted Incentive Options under the Predecessor Plans (or any other option plan of the Company or its parent or subsidiary corporations) in each calendar year after 1980 and prior to 1987. The unused Carryover shall be available for each of the three (3) pre-1987 calendar years immediately following the calendar year in which the Carryover arises and shall increase the basic $100,000 limitation otherwise applicable to the Employee for each such pre-1987 calendar year by an amount equal to the Carryover, less the portion thereof used in prior calendar years. Incentive Options granted the Employee during any pre-1987 calendar year shall first be applied against the basic $100,000 limitation in effect for such calendar year and then applied against any of the Employee's unused Carryovers to such calendar year, in the order in which such Carryovers arose in prior calendar years.





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                           (ii)   Post-1986 Grants.  The aggregate fair market
         value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted after December 31, 1986 to any Employee under this Plan (or any other option plan of the Company or its parent or subsidiary corporations, including the Predecessor Plans) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one post-1986 calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such post-1986 options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

                 Except as modified by the preceding provisions of this Section VI, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

         VII.    CORPORATE TRANSACTIONS/CHANGES IN CONTROL

                 A.       In the event of any of the following
stockholder-approved transactions (a "Corporate Transaction"):

                            (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

                           (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or

                          (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, then the exercisability of each option outstanding under the Plan shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of such shares. However, an outstanding option under the Plan shall not be so accelerated if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced by a comparable cash incentive program of the successor corporation based on the value of the option at the time of the Corporate Transaction, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of grant. The determination of comparability under clause (i) or (ii) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

                 B. Upon the consummation of the Corporate Transaction, all outstanding options under the Plan shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding.





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
                 C. If the Company is the surviving entity in any merger or other business combination, then each option which remains outstanding under the Plan immediately after such merger or other business combination may, in the discretion of the Plan Administrator, be appropriately adjusted to apply and pertain to the number and class of securities which would be issuable, in consummation of such merger or business combination, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such merger or business combination. Appropriate adjustments may also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of such merger or business combination may also be appropriately adjusted.

                 D. The grant of options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                 E. With respect to any one of the following transactions (a "Change in Control"):

                            (i) a person or related group of persons,other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company, acquires ownership of fifty percent (50%) or more of the Company's outstanding Common Stock pursuant to a tender or exchange offer which the Board does not recommend the Company's stockholders to accept, or

                           (ii) a change in the composition of the Board occurs such that those individuals who were elected to the Board at the last stockholders meeting at which there was not a contested election for Board membership subsequently cease to comprise a majority of the Board by reason of a contested election, the Plan Administrator shall have the discretionary authority, exercisable at any time whether before or after the Change in Control, to provide for the automatic acceleration of one or more outstanding options under the Plan (or the termination of the outstanding repurchase rights) upon the occurrence of such Change in Control. The Plan Administrator may also impose limitations upon the automatic acceleration of such options (or the termination of such repurchase rights) to the extent it may deem appropriate.

                 F. Any options accelerated upon such a Change in Control will remain fully exercisable until the expiration or sooner termination of the option term.

                 G. In connection with any Corporate Transaction or Change in Control, the exercise of any accelerated pre-1987 Incentive Option shall remain subject to the applicable limitations of Section VI.B, and the exercisability as an incentive stock option under the Federal tax laws of any accelerated post-1986 option shall be subject to the applicable dollar limitations of Section VI.C(ii).

         VIII.   CANCELLATION AND REGRANT OF OPTIONS

                 The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of





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
shares of Common Stock but having an option price per share not less than one-hundred percent (100%) of the fair market value per share of Common Stock on the new grant date.

         IX.     SURRENDER OF OPTIONS FOR CASH OR STOCK

                 A. One or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under the Plan in exchange for a distribution from the Company in an amount equal to the excess of (i) the fair market value (at date of surrender) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

                 B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this Section IX may be made in shares of Common Stock valued at fair market value on the date of surrender, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                 C. If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the date of surrender and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

                 D.       Notwithstanding the foregoing provisions of this
Section IX, one or more officers or directors of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the sole discretion of the Plan Administrator, be granted the unconditional right (exercisable for a period not to exceed thirty (30) days following a Change in Control under Section VII) to surrender any or all options at that time held by such individual under the Plan, to the extent such options (I) have been outstanding for a period of at least six (6) months and (II) are at the time exercisable for vested shares. In exchange therefor, the Company shall make an appreciation distribution equal in amount to the excess of (i) the fair market value (on the date of surrender) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares. The distribution to which such individual shall become entitled upon such pre-authorized surrender shall be made entirely in cash and shall not require the concurrent approval of the Plan Administrator.

                 E. For purposes of subparagraph D. above, the fair market value per share of the vested Common Stock subject to the surrendered option shall be deemed to be equal to the greater of (a) the value per share on the date of surrender, as determined in accordance with the valuation provisions of Section V.1.C., or (b) the highest reported price per share paid in effecting the Change in Control. However, if the surrendered option is an Incentive Option, then the fair market value of the vested shares subject to the surrendered option shall not exceed the value per share determined under clause (a) above.





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         X.      LOANS OR GUARANTEE OF LOANS

                 The Plan Administrator may assist any optionee (including any officer or director) in the exercise of one or more options under the Plan by
(a) authorizing the extension of a loan to such optionee from the Company, (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Company of a third-party loan to the optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral, but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price (less par value) of the purchased shares plus (ii) any Federal and State income and employment tax liability incurred by the optionee in connection with the exercise of the option.

         XI.     TAX WITHHOLDING

                 A. The Company's obligation to deliver shares upon the exercise or surrender of stock options or stock appreciation rights granted under Section IV or IX shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

                 B. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule l6b-3 or any successor rule or regulation) provide any or all optionees with the election to have the Company withhold, from the shares of Common Stock issued under the Plan, one or more of such shares with an aggregate fair market value equal to the designated percentage (any multiple of 5% specified by the optionee) of the Federal and State income tax liability incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more optionees may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such tax liability. The withheld or delivered shares shall be valued at fair market value on the determination date for the applicable tax liability.

         XII.    AMENDMENT OF THE PLAN

                 The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan; and provided further that the Board shall not, without the approval of the Company's stockholders, (i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section IV, (ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) otherwise materially increase the benefits accruing to participants under the Plan.





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         XIII.   EFFECTIVE DATE AND TERM OF PLAN

                 A. This Plan, including the aggregate 1,175,400-share increase2 in the number of shares of Common Stock issuable under the combined share pool for this Plan and the Predecessor Plans, was adopted by the Board on August 10, 1989 and is intended to supersede and replace the Predecessor Plans as of such date. However, no option granted under this Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then any options previously granted under this Plan (including options granted pursuant to the 1,175,400- share increase) shall terminate, no further options shall be granted hereunder, and the provisions of the Predecessor Plans (other than the 275,400 share-increase adopted under the 1986 Stock Option Plan) shall remain in effect. Subject to the foregoing limitations, the Board may grant options under this Plan at any time after the adoption date of this Plan and before the date specified herein for termination of the Plan.

                 B. The provisions of this Plan shall apply only to options granted under the Plan from and after the date of its adoption by the Board. Each option issued and outstanding under the Predecessor Plans immediately prior to such adoption date shall continue to be governed by the terms and conditions of the particular plan under which such option was granted (and the instrument evidencing such grant) as in effect on the grant date, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such prior options with respect to the acquisition of shares of Common Stock thereunder. However, any and all shares issued pursuant to such options shall reduce, on a one-for-one basis, the number of shares of Common Stock available for issuance under this Plan.

                 C. Unless sooner terminated in accordance with Section VII, the Plan shall terminate upon the earlier of (i) August 9, 1999 or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or surrender of options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

                 D. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and within one year thereafter such amendment is approved by the Company's stockholders and (ii) each option granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

         XIV.    USE OF PROCEEDS

                 Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.





____________________

        2    Includes the 275,400-share increase authorized under the 1986
Stock Option Plan plus the additional 900,000-share increase authorized pursuant to this Plan.

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         XV.     REGULATORY APPROVALS

                 A. The implementation of the Plan, the granting of any stock option or stock appreciation right hereunder, and the issuance of stock upon the exercise or surrender of any such option or right shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and rights granted under it and the stock issued pursuant to it.

                 B. The Company shall deliver financial and other information regarding the Company, on an annual or other periodic basis, to each individual holding an outstanding option under the Plan, to the extent the Company is required to provide such information pursuant to Section
260.140.41.2 of the Rules of the California Corporations Commissioner. Such obligation shall be deemed satisfied to the extent the Company provides such option holders, concurrently, with copies of the annual and quarterly reports provided the Company's stockholders in accordance with the reporting requirements of the Securities Exchange of 1934, as amended.

         XVI.    TEN PERCENT STOCKHOLDER PROVISIONS

                 If any individual to whom an option is to be granted pursuant to the provisions of the Plan (including options granted pursuant to the cancellation and regrant provisions of Section VIII of the Plan) is on the date of grant the owner of stock (as determined under Section 425(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations, then the following provisions shall be in effect for any or all options granted to such 10% stockholder under this Plan:

                 A. The option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date.

                 B. The option shall not have a maximum term in excess of five (5) years from the grant date.

         XVII.   MISCELLANEOUS PROVISIONS

                 A. Neither the adoption of this Plan nor any action of the Plan Administrator in connection with this Plan shall be deemed to confer any right upon any individual to receive an option grant under the Plan or to purchase shares of Common Stock from the Company, except to the extent of the express terms and conditions of the instrument evidencing an actual option grant made to such individual under this Plan.

                 B. No provision of the Plan or of any instrument evidencing the grant of an option under the Plan shall confer upon the optionee any right to continue in the Service of the Company (or any parent or subsidiary corporation employing or retaining the optionee) for any period of specific duration or be construed to interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary corporation employing or retaining the optionee) to terminate the optionee's Service at any time for any reason whatsoever, whether with or without cause.





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                 C.       The adoption of this Plan shall not preclude the
company from establishing any other incentive or other compensation programs for employees of the Company or its parent or subsidiary corporations.





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